Exhibit 2.1

Execution Version

MASTER REORGANIZATION AGREEMENT

This Master Reorganization Agreement (this “Agreement”), dated as of January 25, 2017 (the “Effective Date”), is entered into by and among Jagged Peak Energy LLC, a Delaware limited liability company (“Jagged Peak LLC”), Q-Jagged Peak Energy Investment Partners, LLC, a Delaware limited liability company (“Q-Jagged Peak”), Jagged Peak Energy Inc., a Delaware corporation (the “Company”), JPE Merger Sub LLC, a Delaware limited liability company (“Merger Sub”), JPE Management Holdings LLC, a Delaware limited liability company (“Management Holdco”), and the individuals listed on the signature pages hereto under the heading “Management Members” (collectively, the “Management Members”).  Jagged Peak LLC, Q-Jagged Peak, the Company, Merger Sub, Management Holdco and the Management Members are each individually referred to herein as a “Party” and collectively, the “Parties”.

RECITALS

WHEREAS, in anticipation of, and immediately prior to the completion of, the Offering pursuant to, and as more fully described in, a registration statement filed with the U.S. Securities and Exchange Commission, Registration No. 333-215179 (the “Registration Statement”), the Parties shall enter into certain restructuring transactions (the “Reorganization”) as more particularly described herein;

WHEREAS, in connection with the Offering and the Reorganization, the Parties desire to, among other things, (i) establish the economic terms of the Reorganization, and (ii) enter into certain agreements to effectuate the foregoing; and

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows, and further agree that the actions set forth in Article I shall be deemed to have been taken and become effective in the order set forth therein.

ARTICLE I
RESTRUCTURING TRANSACTIONS

Section 1.1.                                Underwriting Agreement.  Effective prior to the Merger Effective Time, the Company, the Selling Stockholders and the Underwriters shall enter into the Underwriting Agreement, pursuant to which the Company shall issue and sell, and the Selling Stockholders shall sell, shares of Common Stock to the Underwriters at a price per share equal to the IPO Price, less the underwriting discount applied to any shares of Common Stock to be sold by the Company or such Selling Stockholders to the public in the Offering.

Section 1.2.                                Jagged Peak LLC. Effective following the transactions described in Section 1.1 and immediately prior to the Merger Effective Time, the Limited Liability Company Agreement of Jagged Peak LLC dated as of April 3, 2013, as amended (the “LLC Agreement”), shall be deemed amended and restated to effect a recapitalization of the Capital Interests (as defined in the LLC Agreement) and the Management Incentive Units (as defined in the LLC Agreement) into a single class of units representing membership interests in Jagged Peak LLC

(the “Units”).  Each member of Jagged Peak LLC (collectively, the “Jagged Peak Members” and each a “Jagged Peak Member”) shall receive such number of Units as such Jagged Peak Member would have received pursuant to Section 4.2 of the LLC Agreement if Jagged Peak LLC were to make distributions of Units to the Jagged Peak Members in an aggregate amount equal to the Pre-IPO Value valuing such Units at the IPO Price (it being understood that such distribution shall, with respect to each applicable Management Member, be offset by the amount of the 2016 MIU Distribution (as defined in the LLC Agreement) received by such Management Member as set forth in Section 4.2 of the LLC Agreement). The aggregate number of Units to be distributed to the members of Jagged Peak LLC shall be determined by the board of directors of Jagged Peak LLC.

Section 1.3.                                Management Holdco.  Effective immediately following the transactions described in Section 1.2 and prior to the Merger Effective Time, and notwithstanding anything to the contrary in the LLC Agreement or any Award Letter entered into between Jagged Peak LLC and a Management Member, (i) Q-Jagged Peak and the Management Members shall adopt the Amended and Restated Limited Liability Company Agreement of Management Holdco, in the form attached hereto as Exhibit A, as the limited liability company agreement of Management Holdco (the “Management Holdco LLC Agreement”) and (ii) each Management Member hereby conveys, transfers, assigns and delivers to Management Holdco all of its right, title and interest in and to (A) such Management Member’s pro rata portion (calculated based on such Management Member’s relative ownership of Management Incentive Units prior to the recapitalization described in Section 1.2) of a number of Units equal to the quotient obtained by dividing (x) $10,000,000 by (y) the IPO Price (it being understood that such Units represent a portion of the Units issued in respect of the unallocated Management Incentive Units) and (B) (x) with respect to each Group I Member, 35% of (I) the Units received by such Management Member pursuant to Section 1.2 in respect of such Management Member’s Management Incentive Units less (II) the number of Units contributed by such Management Member to Management Holdco pursuant to clause (A) of this sentence and (y) with respect to each Group II Member, 25% of (I) the Units received by such Management Member pursuant to Section 1.2 in respect of such Management Member’s Management Incentive Units less (II) the number of Units contributed by such Management Member to Management Holdco pursuant to clause (A) of this sentence.  For the avoidance of doubt, the execution by each Management Member of this Agreement shall be effective to admit such Management Member as a member of Management Holdco and each Management Member hereby agrees to be bound by, and subject to, all of the terms and conditions of the Management Holdco LLC Agreement.

Section 1.4.                                Merger.  Effective as of the time set forth in the Certificate of Merger filed with the Secretary of State of the State of Delaware (the “Merger Effective Time”), which, for the avoidance of doubt, shall be on the date of, but at a time prior to, the consummation of the Offering, Merger Sub shall merge (the “Merger”) with and into Jagged Peak LLC (with Jagged Peak LLC as the surviving company) in accordance with the Agreement and Plan of Merger attached hereto as Exhibit B (the “Merger Agreement”).  Pursuant to the Merger Agreement, (i) all of the outstanding membership interests in Merger Sub shall be converted into 100% of the membership interests in Jagged Peak LLC, and as a result, Jagged Peak LLC shall become a wholly owned subsidiary of the Company and (ii) the outstanding Units shall be exchanged for shares of Common Stock as consideration in the Merger, with each holder of Units receiving a

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number of shares of Common Stock equal to the number of Units held by such holder immediately prior to the Merger.

Section 1.5.                                Amended and Restated Certificate of Incorporation and Bylaws of the Company.  Effective immediately following the Merger Effective Time, the Company shall (i) file with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), in the form attached hereto as Exhibit C and (ii) enter into an Amended and Restated Bylaws of the Company (the “Bylaws”), in the form attached hereto as Exhibit D.

Section 1.6.                                Registration Rights Agreement. Immediately following the Merger Effective Time, Q-Jagged Peak and the Group I Members shall enter into the Registration Rights Agreement, in the form attached hereto as Exhibit E.

Section 1.7.                                Stockholders’ Agreement. Immediately following the Merger Effective Time, Q-Jagged Peak and the Management Members shall enter into the Stockholders’ Agreement, in the form attached hereto as Exhibit F.

Section 1.8.                                Long Term Incentive Plan.  In connection with the Offering, the Company will adopt the Long-Term Incentive Plan, providing for the issuance of up to 21,200,000 shares of Common Stock as further described in the Registration Statement, which has been previously approved by the board of directors of the Company.

ARTICLE II
MISCELLANEOUS

Section 2.1.                                The terms set forth below in this Section 2.1 shall have the meanings ascribed to them below:

(a)                                 “Common Stock” means the common stock, par value $0.01 per share, of the Company.

(b)                                 “Group I Members” means, collectively, Joseph N. Jaggers, Gregory S. Hinds, Robert W. Howard and Mark R. Petry.

(c)                                  “Group II Members” means, collectively, the Management Members other than the Group I Member.

(d)                                 “IPO Price” means the per share initial public offering price of the Common Stock to be sold in the Offering.

(e)                                  “Offering” means the first closing of the initial underwritten public offering of Common Stock pursuant to the Underwriting Agreement.

(f)                                   “Pre-IPO Value” means the product of (i) the total number of Units, as determined by the board of directors of Jagged Peak LLC, outstanding at Jagged Peak LLC following the recapitalization described in Section 1.2 and (ii) the IPO Price.

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(g)                                  “Selling Stockholders” means the persons, if any, that execute the Underwriting Agreement and agree pursuant thereto to sell shares of Common Stock in the Offering on a secondary basis.

(h)                                 “Underwriters” means the underwriters named in the Registration Statement.

(i)                                     “Underwriting Agreement” means a firm commitment underwriting agreement to be entered into between the Company, the Selling Stockholders and the Underwriters, as such form is agreed to by the parties thereto.

Section 2.2.                                Headings; References; Interpretation.  All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Schedules and Exhibits attached hereto, and not to any particular provision of this Agreement.  All references herein to Articles, Sections, Schedules and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules and Exhibits attached hereto, and all such Schedules and Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes.  All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa.  The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 2.3.                                Consents.  To the extent required under applicable law or the governing documents of any of the Parties (including the LLC Agreement) or any Award Letter entered into between Jagged Peak LLC and a Management Member, the Parties acknowledge that this Agreement constitutes the written consent of the relevant Parties to each of the agreements and transactions described herein, including by each of the Parties in its capacity as a member or manager of any other Party.

Section 2.4.                                Deed; Bill of Sale; Assignment.  To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the interests referenced herein.

Section 2.5.                                Further Assurances.  From time to time after the Effective Date, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional assignments, conveyances, instruments, notices and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are

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intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so and (c) more fully and effectively to carry out the purposes and intent of this Agreement

Section 2.6.                                Successors and Assigns; No Third Party Rights.  The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.  This Agreement is not intended to, and does not, create rights in any other person, and no person is or is intended to be a third-party beneficiary of any of the provisions of this Agreement.

Section 2.7.                                Severability.  If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement.  Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 2.8.                                Waivers and Amendments.  Any waiver of any term or condition of this Agreement, or any amendment or supplement to this Agreement, shall be effective only if in writing and signed by the Parties.  A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a Party’s rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

Section 2.9.                                Entire Agreement.  This Agreement constitutes the entire agreement among the Parties pertaining to the transactions contemplated hereby and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining thereto.

Section 2.10.                         Governing Law.  The Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

Section 2.11.                         Counterparts.  This Agreement may be executed in any number of counterparts (including by facsimile or other electronic means) with the same effect as if all Parties had signed the same document.

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IN WITNESS WHEREOF, this Agreement has been duly executed by each of the Parties as of the date first written above.

JAGGED PEAK ENERGY LLC

By:	/s/ Joseph N. Jaggers
Name:	Joseph N. Jaggers
Title:	President and CEO

JAGGED PEAK ENERGY INC.

By:	/s/ Joseph N. Jaggers
Name:	Joseph N. Jaggers
Title:	President and CEO

JPE MANAGEMENT HOLDINGS LLC

By:	/s/ Joseph N. Jaggers
Name:	Joseph N. Jaggers
Title:	Sole Member

JPE MERGER SUB LLC

By:	/s/ Joseph N. Jaggers
Name:	Joseph N. Jaggers
Title:	President and CEO

Signature Page to

Master Reorganization Agreement

Q-JAGGED PEAK ENERGY INVESTMENT PARTNERS, LLC

By:	/s/ James V. Baird
Name:	James V. Baird
Title:	Authorized Person

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Master Reorganization Agreement

MANAGEMENT MEMBERS:

JAGGERS INVESTMENTS, LLLP

By:	/s/ Joseph N. Jaggers, III
Name:	Joseph N. Jaggers, III
Title:	General Partner

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Master Reorganization Agreement

MANAGEMENT MEMBERS:

/s/ Greg Hinds
Greg Hinds

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Master Reorganization Agreement

MANAGEMENT MEMBERS:

/s/ Robert W. Howard
Robert W. Howard

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Master Reorganization Agreement

MANAGEMENT MEMBERS:

/s/ Mark Petry
Mark Petry

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Master Reorganization Agreement

MANAGEMENT MEMBERS:

/s/ Margaret Leiser
Margaret Leiser

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Master Reorganization Agreement

MANAGEMENT MEMBERS:

/s/ David Eckelberger
David Eckelberger

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Master Reorganization Agreement

MANAGEMENT MEMBERS:

/s/ Phyllis R. Burley
Phyllis R. Burley

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Master Reorganization Agreement

MANAGEMENT MEMBERS:

/s/ Glenn Berglund
Glenn Berglund

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Master Reorganization Agreement

MANAGEMENT MEMBERS:

/s/ Sarah Speicher
Sarah Speicher

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Master Reorganization Agreement

MANAGEMENT MEMBERS:

/s/ Bill Griffith
Bill Griffith

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Master Reorganization Agreement

MANAGEMENT MEMBERS:

/s/ Ian Piper
Ian Piper

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Master Reorganization Agreement

MANAGEMENT MEMBERS:

/s/ Shonn Stahlecker
Shonn Stahlecker

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Master Reorganization Agreement

MANAGEMENT MEMBERS:

/s/ Katherine Adair
Katherine Adair

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Master Reorganization Agreement

MANAGEMENT MEMBERS:

/s/ Mary Barnes
Mary Barnes

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Master Reorganization Agreement

MANAGEMENT MEMBERS:

/s/ Tonia Frundt
Tonia Frundt

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Master Reorganization Agreement

MANAGEMENT MEMBERS:

/s/ John Roesink
John Roesink

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Master Reorganization Agreement

MANAGEMENT MEMBERS:

/s/ Chris Bairrington
Chris Bairrington

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Master Reorganization Agreement

MANAGEMENT MEMBERS:

/s/ Josh Chevalier
Josh Chevalier

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Master Reorganization Agreement

MANAGEMENT MEMBERS:

/s/ Lynn M. Connelley
Lynn M. Connelley

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Master Reorganization Agreement

MANAGEMENT MEMBERS:

/s/ James Jaggers
James Jaggers

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Master Reorganization Agreement

MANAGEMENT MEMBERS:

/s/ Joseph Jaggers
Joseph Jaggers

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Master Reorganization Agreement

MANAGEMENT MEMBERS:

/s/ Joseph N. Jaggers
Joseph N. Jaggers

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Master Reorganization Agreement

MANAGEMENT MEMBERS:

JAMES R. KINSER III TRUST U/A dated December 31, 2016

By: KINSER FIDUCIARY MANAGEMENT,
Trustee

By:	/s/ James R. Kinser III
Name:	James R. Kinser III
Title:	Manager

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Master Reorganization Agreement

MANAGEMENT MEMBERS:

/s/ Laura Sillstrop
Laura Sillstrop

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Master Reorganization Agreement

MANAGEMENT MEMBERS:

/s/ Jonathan Jaggers
Jonathan Jaggers

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Master Reorganization Agreement

MANAGEMENT MEMBERS:

/s/ Reed Ashy
Reed Ashy

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Master Reorganization Agreement

MANAGEMENT MEMBERS:

/s/ Dylan Morales
Dylan Morales

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Master Reorganization Agreement

MANAGEMENT MEMBERS:

/s/ Devin Murray
Devin Murray

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Master Reorganization Agreement

MANAGEMENT MEMBERS:

/s/ James Hanafin
James Hanafin

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Master Reorganization Agreement

MANAGEMENT MEMBERS:

/s/ Helen Margaret Sillstrop
Helen Margaret Sillstrop

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Master Reorganization Agreement

MANAGEMENT MEMBERS:

GREG & CAROL HINDS FAMILY TRUST U/A dated December 30, 2016

By: HINDS FIDUCIARY MANAGEMENT LLC, Trustee

By:	/s/ Gregory S. Hinds
Name:	Gregory S. Hinds
Title:	Manager

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Master Reorganization Agreement

MANAGEMENT MEMBERS:

/s/ Ryan Axlund
Ryan Axlund

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Master Reorganization Agreement

MANAGEMENT MEMBERS:

/s/ Theresa Marcucci
Theresa Marcucci

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Master Reorganization Agreement

Exhibit A

Form of Management Holdco Limited Liability Company Agreement

See attached.

Exhibit B

Form of Agreement and Plan of Merger

See attached.

Exhibit C

Form of Certificate of Incorporation

See attached.

Exhibit D

Form of Bylaws

See attached.

Exhibit E

Form of Registration Rights Agreement

See attached.

Exhibit F

Form of Stockholders’ Agreement

See attached.